Exhibit (e)(1)(iii)

Form of

THIRD AMENDED AND RESTATED

DISTRIBUTION CONTRACT

Allianz Funds Multi-Strategy Trust

1345 Avenue of the Americas

New York, New York 10105

Effective Date March 28, 2008

as amended and restated as of

July 8, 2008 and

December 17, 2008

Allianz Global Investors Distributors LLC

1345 Avenue of the Americas

New York, New York 10105

Ladies and Gentlemen:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”), further amending and restating the Second Amended and Restated Distribution Contract dated July 8, 2008 between the Distributor and the Trust, as follows:

1. Description of Trust and Classes of Shares. The Trust is an open-end investment company that presently has the following investment portfolios: Allianz NACM Global Equity 130/30 Fund, Allianz NACM International Growth Fund, Allianz RCM All Horizons Fund, Allianz RCM Disciplined Equity Fund, Allianz RCM Global EcoTrendsSM Fund, Allianz RCM International Opportunities Fund, Allianz RCM Global Water Fund, Allianz Global Investors Solutions Retirement Income Fund, Allianz Global Investors Solutions 2015 Fund, Allianz Global Investors Solutions 2020 Fund, Allianz Global Investors Solutions 2030 Fund, Allianz Global Investors Solutions 2040 Fund and Allianz Global Investors Solutions 2050 Fund (each a “Fund,” and collectively, the “Funds”). Additional investment portfolios may be established in the future. This Contract shall pertain to the Funds and to such additional investment portfolios as shall be designated in Supplements or Addenda to this Contract, as further agreed between the Trust and the Distributor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund, and each Fund currently offers its shares with respect to up to seven classes: Class A shares, Class C shares and Class R shares (together, the “Retail Classes”), Class D shares, Class P shares, Institutional Class shares and Administrative Class shares. The Trust engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objectives and restrictions specified in the

Trust’s currently effective Prospectus(es), Statement(s) of Additional Information and shareholders guide(s) (together, the “Prospectus”) relating to the Retail Classes, Class D, Class P, Institutional Class and Administrative Class shares of the Funds included in the Trust’s Registration Statement, as amended from time to time (the “Registration Statement”), as filed by the Trust under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “1940 Act”), and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”). Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted separate Distribution and Servicing Plans pursuant to Rule 12b-l under the 1940 Act (“Rule 12b-1”) with respect to each of the Retail Classes (the “Retail Class Plans”), a Servicing Plan pursuant to Rule 12b-l with respect to Class D shares (the “Class D Plan”) and a Distribution Plan pursuant to Rule 12b-1 with respect to the Administrative Class shares (the “Administrative Distribution Plan”). The Trust has also adopted an Administrative Services Plan with respect to the Administrative Class shares of the Funds, in conformity with Rule 12b-1, as if the expenditures made thereunder were subject to Rule 12b-1, excepting the shareholder voting rights under Rule 12b-1 (the “Administrative Services Plan,” and, together with the Retail Class Plans, the Class D Plan and the Administrative Distribution Plan, the “Plans”).

2. Appointment and Acceptance. The Trust hereby appoints the Distributor as a distributor of shares of beneficial interest in the Trust (the “shares”) which may from time to time be registered under the 1933 Act and as servicing agent of shareholders and shareholder accounts of the Trust, and the Distributor hereby accepts such appointment in accordance with the terms and conditions set forth herein. As the Trust’s agent, the Distributor shall, except to the extent provided in Section 4 hereof, be the exclusive distributor for the unsold portion of the shares.

3. Sale of Shares to Distributor and Sales by Distributor. The Distributor will have the right, as principal, to sell shares of each Class of each Fund directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares, and at net asset value in the case of Class C shares, Class D shares, Class P, Class R shares, Institutional Class shares and Administrative Class shares. For such purposes, the Distributor will have the right to purchase shares at net asset value. The Distributor will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who are acting as introducing brokers pursuant to clearing agreements with the Distributor (“introducing brokers”), to broker dealers who are members of FINRA and who have entered into selling agreements with the Distributor (“participating brokers”) or through other financial intermediaries, in each case against orders therefor. The price for introducing brokers, participating brokers and other financial intermediaries shall be, in the case of Class A shares, the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class C shares, Class D shares, Class P shares, Class R shares, Institutional Class shares and Administrative Class shares, net asset value.

The Trust shall sell through the Distributor, as the Trust’s agent, shares to eligible investors as described in the Prospectus. All orders through the Distributor shall be subject to

Distribution Contract

acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

Prior to the time of transfer of any shares by the Trust to, or on the order of, the Distributor or any introducing broker, participating broker or other financial intermediary, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in New York clearing house funds equal to the applicable net asset value of the shares. Upon receipt of registration instructions in proper form, the Distributor will transmit or cause to be transmitted such instructions to the Trust or its agent for registration of the shares purchased.

The public offering price of Class A shares shall be the net asset value of such shares, plus any applicable sales charge as set forth in the Prospectus. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the 1940 Act and NASD Rule 2830(d) of the Conduct Rules of FINRA, as either or both may be amended from time to time.

On every sale, the Trust shall receive the net asset value of the shares. The net asset value of the shares shall be determined in the manner provided in the Amended and Restated Agreement and Declaration of Trust, as from time to time amended or restated (the “Declaration of Trust”), and the Amended and Restated By-laws of the Trust, as from time to time amended or restated. In the case of Class A shares, the Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers and such sales charge or underwriting discount shall be in addition to the fee paid to the Distributor in respect of Class A shares, as described in Section 5 hereof.

4. Sales of Shares by the Trust. In addition to sales by the Distributor, the Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split or to sell shares to its shareholders or other persons at not less than net asset value to the extent that the Trust, its officers, or other persons associated with the Trust participate in the sale, or to the extent that the Trust or the transfer agent for its shares receive purchase requests for shares.

5. Fees. For its services as servicing agent of a Fund’s Class A shareholders and Class A shareholder accounts, the Trust shall pay the Distributor on behalf of the Fund a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets attributable to its Class A shares upon the terms and conditions set forth in the current Distribution and Servicing Plan for Class A shares, and may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers, and shall receive any contingent deferred sales charge as provided in Section 8 hereof.

For its services as distributor of a Fund’s Class C shares and as servicing agent of Class C shareholders and Class C shareholder accounts, the Trust shall pay the Distributor on behalf of the Fund a distribution fee at the annual rate of 0.75% of the Fund’s average daily net assets, and a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets, attributable to the Fund’s Class C shares upon the terms and conditions set forth in the current Distribution and Servicing Plan for Class C shares. The distribution and servicing fees shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

Distribution Contract

For its services as servicing agent of Class D shareholders and Class D shareholder accounts, the Trust shall pay the Distributor on behalf of the Fund a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets attributable to the Fund’s Class D shares upon the terms and conditions set forth in the current Servicing Plan for Class D shares. The servicing fees shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

For its services as distributor of a Fund’s Class R shares and as servicing agent of Class R shareholders and Class R shareholder accounts, the Trust shall pay the Distributor on behalf of the Fund a distribution fee at the annual rate of 0.25% of the Fund’s average daily net assets, and a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets, attributable to the Fund’s Class R shares upon the terms and conditions set forth in the current Distribution and Servicing Plan for Class R shares. The distribution and servicing fees shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

The Trust shall reimburse the Distributor at an annual rate not to exceed 0.25% of the Fund’s average daily net assets attributable to its Administrative Class shares for payments made by the Distributor to various financial intermediaries in connection with the distribution of Administrative Class shares upon the terms and conditions set forth in the Administrative Distribution Plan.

The Distributor shall receive no compensation from the Trust for services as distributor of the Class P shares and Institutional Class shares.

6. Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by it.

7. Use of Sub-Agents; Non-exclusivity. The Distributor may employ such sub-agents, including one or more participating brokers or introducing brokers or other financial intermediaries, for the purposes of selling shares of the Trust as the Distributor, in its sole discretion, shall deem advisable or desirable. The Distributor may enter into similar arrangements with other issuers and, except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

8. Repurchase of Shares. The Distributor will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the Prospectus or as the Trust acting through its Trustees may otherwise direct. The Distributor

Distribution Contract

may employ such sub-agents, including one or more participating brokers or introducing brokers or other financial intermediaries, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable. Any contingent deferred sales charge imposed on repurchases and redemptions of Class A and Class C shares upon the terms and conditions set forth in the Prospectus shall be paid to the Distributor in addition to the fees with respect to Class A and Class C shares set forth in Section 5 hereof. The Trust will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or distribution fees.

9. Basis of Purchases and Sales of Shares. The Distributor’s obligation to sell shares hereunder shall be on a best efforts basis only and the Distributor shall not be obligated to sell any specific number of shares. Shares will be sold by the Distributor only against orders therefor. The Distributor will not purchase shares from anyone other than the Trust except in accordance with Section 8 hereof, and will not take “long” or “short” positions in shares contrary to any applicable provisions of the Declaration of Trust.

10. Rules of Securities Associations, etc. As the Trust’s agent, the Distributor may sell and distribute shares in such manner not inconsistent with the provisions hereof and the Trust’s Prospectus as the Distributor may determine from time to time. In this connection, the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the “1934 Act”). The Distributor will conform to the Conduct Rules of FINRA and the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. The Distributor also agrees to furnish to the Trust sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

11. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

12. Registration and Qualification of Shares. The Trust agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the shares for sale under the so-called “Blue Sky” Laws of any state or for maintaining the registration of each Fund of the Trust and the Trust under the 1933 Act and the 1940 Act, to the end that there will be available for sale from time to time such number of shares as the Distributor may reasonably be expected to sell. The Trust shall advise the Distributor promptly of (a) any action of the Securities and Exchange Commission or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust, a Fund or the shares thereof, or rights to offer such shares for sale and (b) the happening of any event that makes untrue any statement or that requires the making of any change in the Registration Statement or Prospectus in order to make the statements therein not misleading.

Distribution Contract

13. Securities Transactions. The Trust agrees that the Distributor may effect a transaction on any national securities exchange of which it is a member for the account of the Trust and any Fund of the Trust that is permitted by Section 11(a) of the 1934 Act.

14. Expenses.

(a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this Contract. The compensation of such persons shall be paid by the Distributor.

(b) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law.

(c) The Distributor will pay all expenses of preparing, printing and distributing advertising and sales literature as such expenses relate to Retail Class shares (apart from expenses of registering shares under the 1933 Act and the 1940 Act and the preparation and printing of prospectuses and reports for shareholders as required by said Acts and the direct expenses of the issue of shares, except that the Distributor will pay the cost of the preparation and printing of prospectuses and shareholders’ reports used by it in the sale of Trust shares). The Trust may enter into arrangements with affiliates of the Distributor providing for the payment by such affiliates of some or all of these expenses as they relate to Class D shares, Class P shares, Institutional Class shares and/or Administrative Class shares.

(d) The Trust shall pay or cause to be paid all expenses incurred in connection with (i) the preparation, printing and distribution to shareholders of the Prospectus and reports and other communications to existing shareholders, (ii) future registrations of shares under the 1933 Act and the 1940 Act, (iii) amendments of the Registration Statement subsequent to the initial public offering of shares, (iv) qualification of shares for sale in jurisdictions designated by the Distributor, including under the securities or so-called “Blue Sky” laws of any State, (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor, (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares, (vii) maintaining facilities for the issue and transfer of shares, (viii) supplying information, prices and other data to be furnished by the Trust under this Contract, (ix) any expenses assumed by the Trust with regard to shares of each Retail Class of each Fund pursuant to the Retail Class Plan applicable to that class, (x) any expenses assumed by the Trust with regard to the Class D shares of each Fund pursuant to the Class D Plan, (xi) any expenses assumed by the Trust with regard to the Administrative Class shares of each Fund pursuant to the Administrative Distribution Plan and (xii) any expenses assumed by the Trust with regard to the Administrative Class shares of each Fund pursuant to the Administrative Services Plan.

(e) The Trust shall pay any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor.

Distribution Contract

15. Indemnification of Distributor. The Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the Securities and Exchange Commission as the Distributor may reasonably request. The Trust authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and directors (or persons performing similar functions as a director of a corporation, together “directors”) and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors or any such controlling person may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either or necessary to make the statements in either not misleading. This Contract shall not be construed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Contract. This indemnity agreement is expressly conditioned upon the Trust being notified of any action brought against the Distributor, its officers or directors or any such controlling person, which notification shall be given by letter or facsimile addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability that it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 15. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in the case the Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. In addition, the Distributor shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Distributor against the Trust hereunder if in the reasonable judgment of the Distributor it is advisable for the Distributor, its officers and directors or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust’s representations and warranties in this Contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor’s officers and directors and their respective estates and any such controlling

Distribution Contract

persons and their successors and estates. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares.

16. Indemnification of Trust. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading, (b) any alleged act or omission on the Distributor’s part as the Trust’s agent that has not been expressly authorized by the Trust in writing, and (c) any claim, action, suit or proceeding that arises out of or is alleged to arise out of the Distributor’s failure to exercise reasonable care and diligence with respect to its services rendered in connection with investment, reinvestment, employee benefit and other plans for shares. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or an officer or a Trustee may be entitled as a matter of law. This indemnity agreement is expressly conditioned upon the Distributor being notified of any action brought against the Trust, its officers or Trustees or any such controlling person, which notification shall be given by letter or facsimile addressed to the Distributor at its principal office (currently in New York, New York), and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the Distributor from any liability that it may have to the Trust, its officers or Trustees or such controlling person by reason of any alleged misstatement, omission, act or failure on the Distributor’s part otherwise than on account of the indemnity agreement contained in this Section 16. The Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement, omission, act or failure on the Distributor’s part, and in any other event the Trust, its officers and Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense. If the Distributor elects to assume the defense of any such suit and retain counsel approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Distributor does not elect to assume the defense of any such suit, or in the case the Trust does not approve of counsel chosen by the Distributor, the Distributor will reimburse the Trust, its officers and Trustees or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust or them. In addition, the Trust shall have the right to employ counsel to represent it, its officers and Trustees and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Trust against the Distributor hereunder if in the reasonable

Distribution Contract

judgment of the Trust it is advisable for the Trust, its officers and Trustees or such controlling person to be represented by separate counsel, in which event the fees and expense of such separate counsel shall be borne by the Distributor. This indemnity agreement and the Distributor’s representations and warranties in this Contract shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and Trustees or any such controlling person. This indemnity agreement shall inure exclusively to the benefit of the Trust and its successors, the Trust’s officers and Trustees and their respective estates and any such controlling persons and their successors and estates. The Distributor shall promptly notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares.

17. Assignment Terminates this Contract; Amendments of this Contract. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Contract may be amended only if such amendment be approved (i) either (x) by action of the Trustees of the Trust or (y) at a meeting of the shareholders of the Trust by the affirmative vote of a majority of the outstanding shares of the Trust, and (ii) by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plans or this Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

18. Effective Period and Termination of this Contract. This Contract shall take effect upon the date first above written and shall remain in full force continuously as to a Fund and a class of shares thereof (unless terminated automatically as set forth in Section 17 hereof) until terminated:

(a) Either by such Fund or such class or the Distributor by not less than sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

(b) Automatically as to any Fund or class thereof at the close of business two years from the date this Agreement became effective with respect to such Fund or class, or upon the expiration of one year from the effective date of the last continuance of this Contract with respect to such Fund or class, whichever is later, if the continuance of this Contract is not specifically approved at least annually, beginning with the second year after the date this Agreement became effective with respect to such Fund or class, by (i) either (x) the Trustees of the Trust or (y) the shareholders of such Fund or such class by the affirmative vote of a majority of the outstanding shares of such Fund or such class, and (ii) by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plans or this Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

Action by a Fund or a class thereof under (a) above may be taken either (i) by vote of the Trustees of the Trust, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund or such class. The requirement under (b) above that the continuance of this Contract be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act, the rules and regulations thereunder and related interpretations of the Securities and Exchange Commission (the “SEC”) and/or its Staff.

Distribution Contract

Termination of this Contract pursuant to this Section 18 shall be without the payment of any penalty. If this Contract is terminated or not renewed with respect to one or more Funds or classes thereof, it may continue in effect with respect to any Fund or any class thereof as to which it has not been terminated (or has been renewed).

19. Limited Recourse. The Distributor hereby acknowledges that the Trust’s obligations hereunder with respect to the distribution fee or servicing fee or contingent deferred sales charges payable with respect to the shares of any Fund of the Trust or a particular class of shares of a Fund are binding only on the assets and property belonging to such Fund or allocated to such class.

20. Certain Definitions. For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust, Fund or class, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust, Fund or class, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust, Fund or class, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “interested persons” and “assignment” shall have their respective meanings defined in the 1940 Act, giving effect to any interpretations of or exemptive relief granted by the Securities and Exchange Commission and/or its Staff. Certain other items used herein that are not otherwise defined have the meaning given in the Trust’s Prospectus or constituent agreements or documents of the Trust.

This Agreement may be executed in counterparts, which together shall constitute one and the same instrument.

A copy of the Trust’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Trust.

This agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter.

Distribution Contract

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ACCEPTED:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:
Name:
Title:

Distribution Contract